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                      AMENDED AND RESTATED

                   CERTIFICATE OF INCORPORATION

                                OF

                           PC411, INC.
              (PURSUANT TO SECTIONS 242 AND 245 OF
              THE DELAWARE GENERAL CORPORATION LAW)


    PC411, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

    1. The name of the Corporation is PC411, Inc. The original Certificate of Incorporation was originally filed with the Secretary of State on December 29, 1993. A Certificate of Amendment of the Certificate of Incorporation of the Corporation was filed on April 10, 1995 and a Restated Certificate of Incorporation of the Corporation was filed on May 10, 1995.

    2. This Amended and Restated Certificate of Incorporation further amends, restates and integrates the Certificate of Incorporation of the Corporation, as heretofore amended. This Amended and Restated Certificate of Incorporation was proposed by the Board of Directors and duly adopted by the stockholders of the Corporation in the manner and by the vote prescribed by
Section 228, 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation, as so amended and restated is as follows:

    FIRST:   The name of the corporation is PC411, Inc.

    SECOND:   The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD:   The nature of the business or purposes to be conducted or
promoted is:

    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.


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    To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

    To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

    To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents to vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

    To borrow or raise money for any of the purposes of the Corporation and, from time to time without limit as to amount, draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

    To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated.

    In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

    The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from the

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terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

    FOURTH:   (a)  AUTHORIZED SHARES.  The aggregate number of shares which the Corporation shall have authority to issue is 30,000,000, of which 25,000,000 shall be shares of Common Stock, par value $.01 per share (the "Common Stock") and 5,000,000 shall be shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be issued, from time to time, in one or more series with such designations, preferences and relative participating options or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating options or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to affix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and affix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of Preferred Stock or any series thereof.

         No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

         (b) CHANGE IN CONVERSION RATIO OF PREFERRED STOCK. Each share of Preferred Stock, par value $.01 per share of the Corporation outstanding as of the close of business on the day prior to the date of the filing of this Amended and Restated Certificate of Incorporation shall be reclassified on a basis of 4.7395 shares of Common Stock, par value $.01 per share (prior to giving effect to the stock split described in paragraph (c) of this Article Fourth), for each share of Preferred Stock outstanding and, accordingly, each share of Preferred Stock outstanding as of the close of business on the day prior to the date of such filing, shall, without any further action by the Corporation or any holder of Preferred Stock, be deemed to represent 4.7395 shares of Common Stock, par value $.01 per share (prior to giving effect to the stock split described in paragraph (c) of this Article Fourth). Any shares of Preferred Stock issued and outstanding as of such date shall be immediately canceled.

         (c)  STOCK SPLIT.   Effective upon the filing of this Amended and
Restated Certificate of Incorporation with the Secretary of State, each share of Common Stock, par value

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$.01 per share, of the Corporation outstanding as of the close of business on the day prior to the date of such filing (after taking into account the conversion of the issued and outstanding shares of Preferred Stock into shares of Common Stock as set forth in paragraph (b) of this Article Fourth) shall be reclassified on a basis of _____ shares of Common Stock for each share of Common Stock outstanding and, accordingly, each share of Common Stock, par value $.01 per share, of the Corporation outstanding as of the close of business on the day prior to the date of such filing, each having a par value of $.01 per share, shall, without further action by the Corporation or any stockholder, be deemed to represent ______ shares of Common Stock, par value $.01 per share.

    FIFTH:   The Corporation is to have perpetual existence.

    SIXTH:   For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         (a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         (b) After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         (c) Whenever the Corporation shall be authorized to issue only one class of stock each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

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    SEVENTH:  Elections of directors need not be by written ballot unless the
By-Laws of the Corporation shall so provide.

    Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation.

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    EIGHTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    NINTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    TENTH:    (a)  RIGHT TO INDEMNIFICATION.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust

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or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b)  RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under paragraph
(a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not

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met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this ____ day of ______________ 1997.

                                       PC411, Inc.


                                       By:__________________________
                                          Dean A. Eaker
                                          President
Attest:

By:__________________________
   Robert Lundgren
   Secretary